Exhibit 99.1

Sensus Healthcare Reports Third Quarter Financial Results Featuring Revenue up 44%

Marks eighth consecutive quarter of double-digit year-over-year revenue growth

Conference call begins at 4:30 p.m. Eastern time today

BOCA RATON, Fla. (November 2, 2017) – Sensus Healthcare, Inc. (Nasdaq: SRTS), a medical device company specializing in the non-invasive treatment of non-melanoma skin cancers and keloids with superficial radiation therapy (SRT), announces financial results for the three and nine months ended September 30, 2017.

Highlights of the third quarter of 2017 and recent weeks include (all comparisons are with the third quarter of 2016, unless otherwise noted):

●	Reported revenues of $4.8 million, up 44% compared with $3.3 million

●	Shipped 15 systems including nine SRT-100 Vision™ systems, bringing the worldwide installed base to 311 units; 70 units are being used to treat keloid scars in addition to skin cancer

●	Presented an abstract at the American Society for Dermatologic Surgery (ASDS) Annual Meeting illustrating the low recurrence rate of keloids post-keloidectomy using SRT

●	Launched the SRT-100™ in China for the treatment and prevention of keloids at the Dermatologic & Aesthetic Surgery International League (DASIL) in Shanghai

●	Received regulatory clearance in Mexico for the SRT-100 for the treatment of non-melanoma skin cancer

●	Increased the line of credit with Silicon Valley Bank from $2 million to $5 million

Management Commentary

“The Sensus team did a wonderful job during the quarter growing our revenues and expanding awareness for the advantages of SRT in treating non-melanoma skin cancer and prevention of keloids,” said Joe Sardano, chairman and chief executive officer of Sensus Healthcare. “This was our eighth consecutive quarter of double-digit year-over-year revenue increases. We shipped 15 systems during the quarter, and more than half of them were SRT-100 Vision systems, with its premium price point and additional features. Our installed base has grown to 311, of which 70 are being used to prevent keloid scar recurrence in addition to treating skin cancer.

“Our expanded presence at important medical conferences and trade shows has broadened awareness of SRT and Sensus and recent research has garnered additional support. We are very pleased with the reception to poster presentations at both the ASDS Annual Meeting and the Fall Clinical Dermatology Conference, which illustrated the low recurrence rate of keloids post-keloidectomy in conjunction with SRT. Our sales clearly reflect the success of these efforts.

“Last week, in conjunction with our partner Chindex Medical and following regulatory approval, we launched the SRT-100 in China for the treatment and prevention of keloids, which is in addition to our previous Chinese launch for non-melanoma skin cancer. The formal launch, which included a number of symposia and demonstrations with key opinion leaders and physicians already using our system for keloids, occurred at the DASIL conference in Shanghai. We have renewed our distribution agreement with Chindex for three years and look forward to working with our partner to expand our market share in China in the coming months.”

Mr. Sardano concluded, “As has been the case throughout the year, our financial results reflect an increase in research and development expenses to accelerate the introduction of new indications and new products during 2018. We expect R&D to continue to be higher in the fourth quarter and into early 2018, as we continue our development work in intraoperative radiation therapy for breast and other cancers.”

Financial Results for the Three Months Ended September 30, 2017

Revenues for the third quarter of 2017 increased 44% to $4.8 million, compared with $3.3 million for the third quarter of 2016. The increase is attributable to an increase in units sold, in particular the SRT-100 Vision, which has a higher average selling price.

Gross profit for the third quarter of 2017 was $3.2 million, or 67.1% of revenue, compared with $2.3 million, or 67.6% of revenue, for the third quarter of 2016.

Selling and marketing expense for the third quarter of 2017 was $1.8 million, compared with $1.1 million for the third quarter of 2016. The increase was primarily attributable to higher sales headcount, increased participation in tradeshows and other marketing activities.

General and administrative expense for the third quarter of 2017 was $0.84 million, compared with $0.79 million for the third quarter of 2016. The increase was due primarily to higher professional fees and headcount.

Research and development expense for the third quarter of 2017 was $1.5 million, compared with $0.4 million for the third quarter of 2016, reflecting increased spending on the development of new indications and new products.

The net loss for the third quarter of 2017 was $1.0 million, or $0.07 per share, compared with a net loss of $0.03 million, or $0.00 per share, for the third quarter of 2016.

Adjusted EBITDA for the third quarter of 2017 was a negative $0.8 million, compared with a positive $0.2 million for the third quarter of 2016. Adjusted EBITDA is defined as earnings before depreciation and amortization, income taxes, interest and stock-compensation expense. Please see below for a reconciliation between GAAP and non-GAAP financial measures, and the specific reasons these non-GAAP financial measures are provided.

Cash, cash equivalents and investments were $9.9 million as of September 30, 2017.

Borrowings under the revolving line of credit were $1.6 million as of September 30, 2017. On October 31, we increased our line of credit from $2 million to $5 million. The increased line includes a $2.5 million “non-formula” sublimit that will be available even without eligible accounts receivable and will support our continued growth.

Financial Results for the Nine Months Ended September 30, 2017

Revenues for the nine months ended September 30, 2017 increased 42% to $14.1 million, compared with $9.9 million for nine months ended September 30, 2016. Gross profit for the nine months ended September 30, 2017 was $9.5 million, or 67.2% of revenue, compared with $6.5 million, or 65.5% of revenue, for the nine months ended September 30, 2016. Selling and marketing expense was $6.2 million for nine months ended September 30, 2017, compared with $3.2 million for the nine months ended September 30, 2016. General and administrative expense was $2.8 million for nine months ended September 30, 2017, compared with $2.5 million for the nine months ended September 30, 2016. Research and development expense for the nine months ended September 30, 2017 was $3.8 million, compared with $1.1 million for the nine months ended September 30, 2016. The net loss for the nine months ended September 30, 2017 was $3.3 million, or $0.25 per share, compared with a net loss of $0.4 million, or $0.03 per share, for the nine months ended September 30, 2016.

Use of Non-GAAP Financial Information

This press release contains supplemental financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). Sensus Healthcare’s management uses Adjusted EBITDA, a non-GAAP financial measure, in its analysis of performance. Adjusted EBITDA should not be considered a substitute for GAAP basis measures nor should it be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of Adjusted EBITDA, which excludes the impact of interest, income taxes, depreciation, amortization and stock compensation expense, provides useful supplemental information that is essential to a proper understanding of the financial results of Sensus Healthcare. Non-GAAP financial measures are not formally defined by GAAP, and other entities may use calculation methods that differ from those used by Sensus Healthcare. As a complement to GAAP financial measures, management believes that Adjusted EBITDA assists investors who follow the practice of some investment analysts who adjust GAAP financial measures to exclude items that may obscure underlying performance and distort comparability. A reconciliation of the GAAP net loss to Adjusted EBITDA is provided in the schedule below.

SENSUS HEALTHCARE, INC.
GAAP TO NON-GAAP RECONCILIATION

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016

Net Loss, as reported	$(965,687)	$(30,414)	$(3,301,930)	$(379,632)
Add:
Depreciation and amortization	103,383	84,282	294,906	253,219
Stock compensation expense	102,431	123,083	303,465	625,422
Interest, net	259	(13,806)	(16,001)	(3,773)
Adjusted EBITDA, non GAAP	$(759,614)	$163,145	$(2,719,560)	$495,236

Conference Call and Webcast

The Company will host an investment community conference call today at 4:30 p.m. Eastern time, during which management will discuss financial results for the third quarter ended September 30, 2017, provide a business update and answer questions. To access the conference call, the dial-in numbers are (844) 666-7589 (U.S. Toll Free) and (443) 961-0433 (International). All listeners should provide the operator with the following conference ID: 1678917.

Following the conclusion of the conference call, a replay will be available through November 8, 2017 and can be accessed by dialing (855) 859-2056 (U.S. Toll Free) or (404) 537-3406 (International). All listeners should provide the operator with the following conference ID: 1678917. The call will also be archived on the Company’s website for a period of time at www.sensushealthcare.com.

Forward-Looking Statements

This press release includes statements that are, or may be deemed, ‘‘forward-looking statements.’’ In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately,” “potential” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and healthcare, regulatory and scientific developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward looking statements contained in this press release, as a result of, among other factors: our ability to achieve and sustain profitability; market acceptance of the SRT-100 product line; our ability to successfully commercialize our products, including the SRT-100; our ability to compete effectively in selling our products and services, including responding to technological change and cost containment efforts of our customers; our need and ability to obtain additional financing in the future, as well as complying with the restrictions our existing revolving credit facility imposes; our ability to expand, manage and maintain our direct sales and marketing organizations; our actual financial results may vary significantly from forecasts and from period to period; our ability to successfully develop new products, improve or enhance existing products or acquire complementary products, technologies, services or businesses; our ability to obtain and maintain intellectual property of sufficient scope to adequately protect our products, including the SRT-100, and our ability to avoid infringing or otherwise violating the intellectual property rights of third parties; market risks regarding consolidation in the healthcare industry; the willingness of healthcare providers to purchase our products if coverage, reimbursement and pricing from third party payors for procedures using our products significantly declines; the level and availability of government and third party payor reimbursement for clinical procedures using our products; our ability to effectively manage our anticipated growth, including hiring and retaining qualified personnel; the regulatory requirements applicable to us and our competitors; our ability to manufacture our products to meet demand; our reliance on third party manufacturers and sole- or single-source suppliers; our ability to reduce the per unit manufacturing cost of the SRT-100; our ability to efficiently manage our manufacturing processes; the regulatory and legal risks, and certain operating risks, that our international operations subject us to; off label use of our products; the fact that product quality issues or product defects may harm our business; the accuracy of our financial statements and accounting estimates, including allowances for accounts receivable and inventory obsolescence; any product liability claims; limited trading in our shares and the concentration of ownership of our shares; cyberattacks and other data breaches and the adverse effect on our reputation; new legislation, administrative rules, or executive orders, including those that impact taxes and international trade regulation; the provisions in our certificate of incorporation, bylaws, or Delaware law that discourage takeovers or that limit certain disputes to be brought exclusively in the Delaware Court of Chancery; geographic concentration of our customers in the U.S. and China; and other risks described from time to time in Sensus Healthcare’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this press release, they may not be predictive of results or developments in future periods. Any forward-looking statements that we make in this press release speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this press release. You should read carefully our “Cautionary Note Regarding Forward-Looking Information” and the factors described in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission to better understand the risks and uncertainties inherent in our business.

About Sensus Healthcare

Sensus Healthcare, Inc. is a medical device company that is committed to providing non-invasive and cost-effective treatment for non-melanoma skin cancers and keloids. Sensus uses a proprietary low energy X-ray technology known as superficial radiotherapy (SRT), which is a result of over a decade of dedicated research and development. Sensus has successfully incorporated SRT therapy into its portfolio of treatment devices, the SRT-100™ and SRT-100 Vision™. To date, SRT technology has been used to effectively and safely treat oncological and non-oncological skin conditions in thousands of patients. For more information, visit http://www.sensushealthcare.com.

Contact:
LHA Investor Relations

Kim Sutton Golodetz

(212) 838-3777

kgolodetz@lhai.com

(Tables to follow)

SENSUS HEALTHCARE, INC.
CONDENSED BALANCE SHEETS

	As of September 30,	As of December 31,
	2017	2016
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$6,838,527	$5,042,477
Accounts receivable, net	5,069,882	3,098,635
Inventories	1,728,598	1,254,915
Investment in debt securities	3,014,507	6,462,369
Prepaid and other current assets	476,222	900,722
Total Current Assets	17,127,736	16,759,118
Property and Equipment, Net	416,133	433,408
Patent Rights, Net	554,219	626,509
Investment in Debt Securities	—	1,103,773
Deposits	24,272	24,272
Total Assets	$18,122,360	$18,947,080
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$3,727,207	$2,762,371
Product warranties	110,480	40,481
Revolving credit facility	1,625,970	—
Deferred revenue, current portion	658,442	853,798
Total Current Liabilities	6,122,099	3,656,650
Deferred Revenue, Net of Current Portion	13,833	16,251
Total Liabilities	6,135,932	3,672,901
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, 5,000,000 shares authorized and none issued and outstanding.	—	—
Common stock, $0.01 par value – 50,000,000 authorized; 13,522,168 issued and 13,488,714 outstanding at September 30, 2017; 13,546,171 issued and outstanding at December 31, 2016.	135,221	135,461
Additional paid-in capital	23,079,210	22,930,975
Treasury stock, 33,454 and 0 shares at cost, at September 30, 2017 and December 31, respectively	(133,816)	—
Accumulated deficit	(11,094,187)	(7,792,257)
Total Stockholders’ Equity	11,986,428	15,274,179
Total Liabilities and Stockholders’ Equity	$18,122,360	$18,947,080

SENSUS HEALTHCARE, INC.
CONDENSED STATEMENTS OF OPERATIONS
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2017	2016	2017	2016

Revenues	$4,795,616	$3,327,830	$14,118,130	$9,933,977
Cost of Sales	1,577,715	1,076,821	4,631,263	3,429,967
Gross Profit	3,217,901	2,251,009	9,486,867	6,504,010
Operating Expenses
Selling and marketing	1,844,199	1,115,752	6,211,124	3,244,364
General and administrative	837,972	789,718	2,798,198	2,546,262
Research and development	1,501,157	389,759	3,795,477	1,096,789
Total Operating Expenses	4,183,328	2,295,229	12,804,799	6,887,415
Loss From Operations	(965,427)	(44,220)	(3,317,932)	(383,405)
Other Income (Expense)
Interest income	18,642	14,778	59,318	20,598
Interest expense	(18,902)	(972)	(43,316)	(16,825)
Other Income (Expense), net	(260)	13,806	16,002	3,773
Net Loss	$(965,687)	$(30,414)	$(3,301,930)	$(379,632)
Net Loss per share – basic and diluted	$(0.07)	$(0.00)	$(0.25)	$(0.03)
Weighted average number of shares used in computing net loss per share – basic and diluted	13,251,714	13,236,724	13,231,398	11,622,134

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